UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 9, 2006

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 13, 2006, Capital Senior Living Corporation (the “Company”) announced Capmark Finance Inc. (“Capmark”), formerly known as GMAC Commercial Mortgage Corporation (“GMAC”), funded loans to subsidiaries of the Company which were placed with the Federal Home Loan Mortgage Corporation and which refinanced loans on 15 senior housing properties of the Company. The aggregate amount of the Capmark loan facility, dated effective as of June 9, 2006, was $110 million and refinanced loans previously financed by GMAC and Guaranty Bank. As part of this refinancing, the Company paid down approximately $15 million of principal.
     The loans from Capmark financing the 15 properties each have a term of nine years with one year extensions and a fixed interest rate of 6.29% for the first nine years of the term and at the beginning of the tenth year, the loans will convert to a floating interest rate. The loans are payable monthly, with payments consisting of interest and principal based on a 25-year amortization schedule. The loans are secured by mortgages or deeds of trust on the properties, assignments of leases and contracts and other related collateral, and each loan is cross defaulted and cross collateralized with the other Capmark loans in the facility. The loans are nonrecourse but with typical exceptions, which recourse exceptions are guaranteed by the Company. The loans require compliance with typical representations and warranties and on-going covenants. Each property securing the loans can be released from the lien of the mortgage or deed of trust on that property provided certain conditions are met, including that minimum debt service coverage ratios are maintained on the remaining properties in the Capmark loan facility.
Item 1.02 Termination of a Material Definitive Agreement.
     See Item 1.01
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01
Item 7.01. Regulation FD Disclosure.
     On June 12, 2006, the Company announced that it had entered into an agreement with a subsidiary of Ventas, Inc. to lease the Rose Arbor senior living community in Maple Grove, Minnesota. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K. In addition, on June 13, 2006, the Company announced that it had completed the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.2 to this current report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press releases contain and may implicate, forward-looking statements regarding the registrant and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.
10.1	Multifamily Note, dated June 9, 2006, executed by Triad Senior Living II, L.P. in favor of Capmark.

10.2	Schedule identifying substantially identical agreements to Exhibit 10.1.

10.3	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, dated June 9, 2006, by Triad Senior Living II, L.P. to Ed Stout, as trustee, for the benefit of Capmark.

10.4	Schedule identifying substantially identical agreements to Exhibit 10.3.
     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 7.01:
99.1	Press Release dated June 12, 2006

99.2	Press Release dated June 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2006	Capital Senior Living Corporation

	By:	/s/ Lawrence A. Cohen

	Name:	Lawrence A. Cohen
	Title:	Chief Executive Officer

EXHIBIT INDEX
10.1	Multifamily Note, dated June 9, 2006, executed by Triad Senior Living Capmark II, L.P. in favor of Capmark.

10.2	Schedule identifying substantially identical agreements to Exhibit 10.1.

10.3	Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, dated June 9, 2006, by Triad Senior Living II, L.P. to Ed Stout, as trustee, for the benefit of Capmark

10.4	Schedule identifying substantially identical agreements to Exhibit 10.3.
     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 7.01:
99.1	Press Release dated June 12, 2006

99.2	Press Release dated June 13, 2006